PURCHASE AND SALE AGREEMENT
JOINT ESCROW INSTRUCTIONS

TO: Escrow Company: Ticor Title Company of California (the "Escrow Holder")
Attention: Darleen Sweet
Address: 18302 Irvine Blvd., Suite 100
City, State Zip: Tustin, CA 92780
Phone: 714-289-3344
Fax: 949-809-0658
Email: dsweet@ticortitle.com
Escrow #: ______

THIS PURCHASE AND SALE AGREEMENT/JOINT ESCROW INSTRUCTIONS ("Agreement" herein) is entered into this 3 day of November, 20 15, by and between Ontario Hospitality Properties LLLP by RRFGP by InnSuites Hospitality Trust, (the "Seller") and Bong Choi and/or Assignee (LLC), (the "Buyer").

RECITALS

A. Seller is the owner of the 150 room Best Western Plus InnSuites whose address is 3400 Shelby Street, located in the City of Ontario, State of California, legally described as set forth in Exhibit A attached hereto and by this reference made a part hereof (the "Property"). For purposes of this Agreement, the Property shall be deemed to include the fee-simple interest in the land. Sale of Property shall include all improvements located on such land, all of Seller's right, title and interest in and to any and all easements, rights of way, licenses, permits, applications, improvements, inventory, construction materials, room furniture, fixtures, office furniture and equipment, and other personal property owned by Seller that is located on or in such land and buildings. If the sale includes a restaurant, all personal property used in connection with the restaurant and related food & beverage outlets shall be included, including but not limited to furniture, fixtures, equipment, liquor license (if Seller has), food and beverage consumables and supplies.

B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller on the terms and conditions hereinafter set forth.

C. Buyer and Seller desire that this Agreement constitute their Joint Escrow Instructions to Escrow Holder with respect to said sale and purchase.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, provisions and conditions contained herein, the parties hereto agree as follows:

1. Purchase and Sale

Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller on the terms and conditions hereinafter set forth.

2. Purchase Price

Deposit in cash within two (2) days of full execution of this Agreement (the "Deposit")	$ $100,000
Increased Deposit in cash within 45 days of full execution of this Agreement (Deposit and Increased Deposit, collectively the "Deposits")	$ $200,000
Balance of Down Payment in cash to be deposited two days prior to Close of Escrow	$ $3,400,000
New First Loan to be deposited in cash one (1) business day prior to Close of Escrow	$ $11,100,000
New Second Loan to be deposited in cash one (1) business day prior to Close of Escrow	$
Assumption of Existing Loan(s) (see attached Assumption of Loan(s) Addendum)	$
Note in Favor of Seller (see attached Seller Financing Addendum)	$
Total Purchase Price (the "Purchase Price")	$ $14,800,000

New First Loan, New Second Loan, Assumption of Existing Loan(s), and Note in Favor of Seller shall be subject to the Financing Contingency Period as set forth in Section 5.

Seller   Buyer

3. **Inspection Period**

Buyer shall have (30) days (the "Inspection Period") commencing from mutual execution of this Agreement in which to conduct such inspections and investigations of the Property as Buyer may deem appropriate (the "Due Diligence Review"). Seller shall deliver to Buyer such documents and information relating to the property that Buyer may reasonably request, provided that such documents are available to Seller. Buyer and its representatives, agents, designees, and independent contractors shall have the right to enter upon the Property, at Buyer's sole cost and expense, in order to inspect and investigate the same. Such entry shall be made only after reasonable advance notice to Seller by Buyer and at times acceptable to Seller. Buyer shall not consult with nor discuss the transactions contemplated by this Agreement with any motel guest, tenants or employees of Seller without first receiving written approval from Seller authorizing such consultations or discussions.

Buyer hereby indemnifies and agrees to hold Seller and the Property (including employees of management, guests and tenants at the Property) free and harmless from and against all liabilities, claims, expenses and liens (including mechanics liens) caused by acts or omissions of Buyer's representatives, agents, designees or independent contractors in the course of Buyer's inspection of the property prior to closing. Buyer's indemnity shall include attorney's fees and costs incurred by Seller to defend itself against any such claims, shall survive the Close of Escrow or termination of this Agreement for any reason, and shall continue until the latter of the final disposition of any action to enforce the same or the date on which the statute of limitations with respect thereto has lapsed.

Except to the extent that objections are reserved in one or more written notices delivered to Seller and Escrow Holder prior to the conclusion of the Inspection Period, effective as of the end of the Inspection Period, Buyer shall be deemed to have approved (i) the condition of the Property (ii) the Property's compliance with applicable laws, regulations, and orders (iii) the fitness of the Property for the Buyer's purposes; (iv) the condition of title as disclosed in the Title Insurance Commitment; and (v) all documents, instruments, and information delivered by Seller to Buyer in connection with Buyer's Due Diligence Review.

In the event that Buyer reserves any objections by written notice as provided above, Seller shall respond in writing to such notices of objection at the earliest practicable date, and shall indicate the extent to which Seller will attempt to cure Buyer's objections. Within three (3) business days after delivery of any such response, and not later than one (1) business day before Close of Escrow, whichever is earlier, Buyer shall deliver written notice to Seller and Escrow Holder indicating whether or not Seller's response is satisfactory to Buyer, and if not completely satisfactory, whether and to what extent Buyer shall waive its objections. In the event that prior to the Closing Date, Seller is unable or unwilling to cure an objection that was duly and timely reserved by Buyer to Buyer's reasonable satisfaction, and in the event that Buyer elects not to waive such objection prior to the Closing Date, then (i) this Agreement may be canceled by either party and Buyer's Deposit(s) shall be returned to Buyer immediately, (ii) Buyer and Seller agree to evenly split the cancellation fees, if any, imposed by Escrow Holder and Title Company, and (iii) Buyer and Seller shall have no further liability to each other relating to this Agreement or to the transaction contemplated hereby (except for the indemnification set forth in the second paragraph of this Section 3).

Buyer is strongly advised to exercise all rights to conduct inspections, and if Buyer does not exercise its rights, Buyer is acting against the advice of Agent. Buyer is relying upon inspections made or obtained by Buyer. Buyer and Seller are aware that Agent does not guarantee, and in no way assumes responsibility for, the condition and/or suitability of the property.

If prior to expiration of the Inspection Period Buyer is dissatisfied, in Buyer's sole discretion, with any matter relating to the Inspection Period, Buyer may cancel the escrow in writing and Seller shall instruct Escrow Holder to return Deposit(s) in full to Buyer. Upon expiration of the Inspection Period, the Franchise Contingency Period (if applicable), and the Financing Contingency Period (if applicable), as described in Sections 3, 4 & 5, the Deposit(s) held in the escrow account shall become fully non-refundable.

4. **Franchise Contingency Period**

☒ **Section 4 shall apply only if box is checked**

Buyer shall apply with franchisor for a new franchise license agreement to operate Property under the same franchise name. Buyer shall have (45) days commencing from mutual execution of the Agreement (the "Franchise Contingency Period") to apply for a franchise license agreement, negotiate its terms, approve the franchisor's property improvement plan (the "Punch List"), and execute a license agreement and its related agreements. Franchising costs including but not limited to application fee, franchise fee, computer fee, signage, Punch List, and all other costs shall be borne by Buyer.

Prior to conclusion of the Franchise Contingency Period Buyer shall perform all steps as required by franchisor to relieve Seller of liability as related to liquidated damages (early cancellation) provisions of the Seller's existing franchise license agreement. Prior to Close of Escrow Seller shall be provided by franchisor a written statement that liquidated damages (early cancellation) provisions are released and will not apply. Sale of property is subject to receipt by Seller of such release. If Seller does not receive a written release prior to Close of Escrow, Seller may cancel the escrow in writing, return Buyer's full Deposit(s), and have no further obligation to Buyer.

If prior to expiration of the Franchise Contingency Period Buyer is dissatisfied, in Buyer's sole discretion, with any matter relating to the Franchise Contingency Period, Buyer may cancel the escrow in writing and Seller shall instruct Escrow Holder to return Deposit(s) in full to Buyer. Upon expiration of the Inspection Period, the Franchise Contingency Period (if applicable), and the Financing Contingency Period (if applicable), as described in Sections 3, 4 & 5, the Deposit(s) held in the escrow account shall become fully non-refundable.

Seller   Buyer

5. Financing Contingency Period

☒ Section 5 shall apply only if box is checked

Buyer shall have (45) days (the "Financing Contingency Period") commencing from mutual execution of this Agreement in which to obtain, review, negotiate and approve financing commitment terms and conditions as is acceptable in Buyer's sole discretion. If Buyer is assuming existing loans or if a note in favor of Seller is being issued, Seller shall provide to Buyer in a timely manner complete copies (or forms of) of promissory note(s), trust deed(s), personal guaranty(ies), security agreement(s) and all other relevant documents for Buyer's review. Financing costs including but not limited to appraisal reports, environmental studies, surveys, lender and mortgage broker fees and points, and all other costs shall be borne by Buyer.

If prior to expiration of the Financing Contingency Period Buyer is dissatisfied, in Buyer's sole discretion, with any matter relating to the Financing Contingency Period, Buyer may cancel the escrow in writing and Seller shall instruct Escrow Holder to return Deposit(s) in full to Buyer. Upon expiration of the Inspection Period, the Franchise Contingency Period (if applicable), and the Financing Contingency Period (if applicable), as described in Sections 3, 4 & 5, the Deposit(s) held in the escrow account shall become fully non-refundable.

6. Escrow and Closing

6.1 The consummation of the purchase and sale contemplated by this Agreement shall take place at the offices of **Ticor Title Company of California** through an escrow (the "Escrow), which will be deemed opened upon the delivery of this Agreement. The Escrow shall close (herein referred to as the "Close of Escrow", Closing" or "Closing Date") on or before (**90**) days commencing from mutual execution of this Agreement.

6.2 A fully executed copy of this Agreement shall be deposited with Escrow Holder as Joint Escrow Instructions upon execution hereof by Buyer and Seller. Amended and/or additional instructions may be received into Escrow from Buyer and Seller. Escrow Holder is hereby appointed and designated to act as such and is authorized and instructed to deliver pursuant to the terms and conditions of this Agreement, the documents and moneys to be deposited into Escrow as herein provided, with terms and conditions contained herein to apply to such Escrow. Seller and Buyer agree that each shall, during the Escrow period, and thereafter if required by this Agreement or Escrow Holder, execute any and all additional, amended and/or supplemental escrow instructions and other documents and perform any and all acts reasonably necessary and appropriate to consummate the purchase and sale of the Property pursuant to the terms of this Agreement. The covenant set forth in the sentence immediately preceding shall survive the Close of Escrow and delivery of the Grant Deed.

6.3 Upon Closing, Escrow Holder shall promptly undertake all of the following in the manner hereinafter provided:

(a) Cause the duly executed and acknowledged Grant Deed to be recorded with the County Recorder of the county in which the Property is located;

(b) Cause the Title Company to issue to Buyer the Policy referred to in Section 7;

(c) Release the sums referred to in Section 2. (less any adjustments to satisfy Seller's obligations hereunder) to Seller;

6.4 Except as otherwise provided in this Agreement, no party shall have the right to withdraw any money or documents deposited by it with Escrow Holder prior to Closing or termination of the Escrow in accordance with the terms of this Agreement.

6.5 If necessary, Escrow holder is hereby authorized to insert the Closing Date as the recordation date of the Grant Deed, and is further authorized to insert the Closing Date and to fill in blank spaces in any and all documents and instruments delivered to it so long as it is done in conformance with this Agreement.

7. Title Insurance

At Close of Escrow, Escrow Holder shall cause to be delivered to Buyer a single standard coverage owner's policy of title insurance with respect to the Property (the "Title Policy"). The Title Policy shall be issued by **Ticor Title Company of California** (the "Title Company"). The Title Policy shall provide Buyer with standard coverage, with liability in an amount equal to the sum of the Purchase Price, subject only to (i) exceptions for property taxes not yet due and payable, (ii) such exceptions in the title insurance commitment (the "Title Insurance Commitment") approved by Buyer pursuant to Section 3 above, and (iii) such additional exceptions which may appear in any supplements to the Title Insurance Commitment which may be deemed approved by Buyer pursuant to Section 3 above. The cost of the standard coverage owner's policy of title insurance shall be paid by **Seller**, and the cost of any enhancements to such policy shall be paid by Buyer.

8. Adjustments and Prorations

The "Cut-Off Time" as used herein shall mean 12:01 A.M. of the Closing Date. The following adjustments and prorations shall be made at the Closing:

Seller   Buyer

8.1 Seller shall be entitled to all room revenues and receivables for rooms occupied at the Property on the night preceding the Cut-Off Time, and shall be entitled to all other revenues from the Property through and including the Cut-Off time. Seller shall be responsible to clean all rooms and process all check outs for rooms occupied at the property over the night which precedes the Cut-Off Time. Seller shall be responsible to pay all employees for the AM shift on the date of Closing. At Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, at face value (i) the petty cash funds at the Property as of the Cut-Off Time and (ii) the receivables attributable to the guest ledger as of the Cut-Off Time for guests staying at the property that night. The purchase price of the petty cash funds and guest ledger receivables as determined above shall be paid to Seller at Closing by cashier's or certified check delivered outside of escrow or by a credit through escrow, at Seller's option. Except for the petty cash funds described above, all cash, checks, and other funds (whether in the form of notes or other security) located at the Property or pertaining to the Property as of the Cut-Off Time and balances on deposit to the credit of Seller with banking institutions shall remain the property of Seller and are not included in this purchase and sale. No adjustment shall be made for any room rental revenues, other than the guest ledger receivables described above which remain uncollected as of the Cut-Off Time. Seller shall retain all rights to collect such room rental receivables for its own account. If either Buyer or Seller receives revenues from the Property on or after the Closing Date and the other party is entitled to such revenues, the receiving party shall immediately remit said revenues to the other party except for revenue prorations as described in Subsection 8.2 below. Buyer shall not be obligated to honor complimentary room reservations made prior to Closing, nor shall Buyer be obligated to honor gift certificates issued prior to Closing for rooms or other services.

8.2 Any amounts (including rents) received, receivable, paid or payable with respect to the Contract Rights shall be prorated at the Closing as of the Cut-Off Time.

8.3 Seller shall pay all utility charges attributable to the Property through the Cut-Off Time. Seller shall not assign to Buyer any deposits Seller has with any of the utility services or companies servicing the Property. Seller shall arrange for final meter readings and closing of Seller's accounts effective as close to the Cut-Off Time as practicable. Buyer shall arrange with all utility services and companies servicing the Property to have accounts started in Buyer's name as of such time.

8.4 Seller makes no warranties or representations about the employees and shall have no obligations to Buyer with respect to such employees. If Buyer desires to employ such employees, Buyer shall negotiate directly with such employees. No adjustment shall be made through escrow with respect to salaries, wages and employee benefits. Seller shall be responsible for paying all of the employees' final wages and accrued vacation at the Closing. Upon the Close of Escrow, Seller's on-premises manager shall vacate the manager's living quarters and shall remove all personal belongings.

8.5 Seller shall pay any trade payables, (including prepaid advertising) due for goods or services delivered prior to the Closing Date. Buyer shall pay any trade payable due for goods or services delivered after the Cut-Off Time. Each Party shall hold the other harmless from their respective obligations regarding these payable.

8.6 All real estate and personal property taxes attributable to the Property shall be prorated at the Closing as of the Cut-Off Time. All real estate or personal property taxes imposed because of a change of ownership or use of the Property at or after the Closing shall be paid by Buyer.

8.7 Buyer and Seller shall each pay one-half (1/2) of standard escrow fees. Buyer and Seller shall pay their own respective attorney fees. County transfer taxes, if any, shall be paid by **Seller**. City transfer taxes, if any, shall be paid by **N/A**. Mortgage taxes, if any, shall be paid by **Buyer**.

8.8 Buyer and Seller hereby agree that the costs and liability that arise from incidents that occur at the Property prior to the Cut-Off Time shall be borne by Seller; and the costs and liability that arise from incidents that occur at the Property after to the Cut-Off Time shall be borne by Buyer.

9. <u>Seller's Delivery Into Escrow</u>

Seller shall deliver to Escrow Holder the following, duly executed by Seller, prior to the Close of Escrow:

9.1 All necessary Grant Deeds conveying property to Buyer.

9.2 The Bill of Sale.

9.3 Any Affidavit or Certificate required by the State of **California** to be filed with regard to any Ad Valorem or Excise Tax pertaining to the Property or the sale.

9.4 A complete list of all guest balances, prepaid rents and deposits as of the Closing Date. Buyer agrees to honor and hold Seller harmless from any guest claims thereto.

9.5 The Assignment of any trade or service contracts pertaining to the property. Buyer agrees to hold Seller harmless from any claims thereto arising after the Closing Date.

10. <u>Buyer's Delivery Into Escrow</u>

Prior to three (3) days before Close of Escrow, Buyer shall deliver to Escrow Holder the following:

10.1 Funds required to close, as provided in Section 2 above.

10.2 Buyer's approval of the assignment of contracts for goods or trade services which may pertain to the property.

Seller

Buyer

11. As-Is Condition.

The sale of the Property is made on an "AS IS" and "WHERE IS" basis, and Buyer expressly acknowledges that except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect to the Property. Seller shall not be responsible for making corrections or repairs of any nature.

Except as may be expressly provided herein, Buyer acknowledges that it is relying solely on its own investigation as to the condition and suitability of the Property. Buyer and Seller hereby represent to each other and to Agent that Buyer and Seller have obtained adequate professional advice that it deems appropriate in this transaction.

12. Covenant of Further Assurances

The parties mutually covenant and agree that they will execute promptly all other documents and perform all further acts as may be necessary or desirable to carry out the purposes of this Agreement.

13. Assignment: Binding Effect

This Agreement is not assignable by Buyer to any other party without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion; provided however, that Seller shall not unreasonably withhold its consent if Buyer proposes to assign this Agreement to an affiliated entity controlling, controlled by, or under common control with Buyer, and if all obligations hereunder remain binding on Buyer. Subject to the foregoing, this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Seller and Buyer.

14. Notices

Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement shall be in writing and shall be either personally served or by facsimile or by U.S. mail or by overnight express, addressed to the party as set forth below, with the copies indicated below. All such communications shall be deemed delivered at the earlier of actual receipt, the next business day after deposit with overnight express, or two (2) business days following U.S. mailing as aforesaid.

SELLER:
Name: **James Wirth**
Company: **Ontario Hospitality Properties LLLP**
Address: **1615 E. Northern Avenue, Suite 102**
City, State Zip: **Phoenix, Arizona 85020**
Phone: **602-944-1500 x203**
Fax:
Email: **jwirth@innsuites.com, marcberg@inns...**

COPY TO:
Name: **Steve Post**
Company: **Amber Hotel Company**
Address: **28632 Roadside Drive, Suite 160**
City, State Zip: **Agoura Hills, CA 91301**
Phone: **818-851-3300 ext. 3301**
Fax: **818-851-3351**
Email: **spost@amberhc.com**

BUYER:
Name: **Bong J. Choi**
Company: **Good Family, Inc**
Address: **400 S. Arroya Parkway**
City, State Zip: **Pasadena, CA 91105**
Phone:
Fax:
Email:

COPY TO:
Name: **Steve Lee**
Company: **California Mutual Realty**
Address: **21777 Ventura Blvd. Suite 214**
City, State Zip: **Woodland Hills, CA 91364**
Phone: **818-888-8899**
Fax: **818-888-8899**
Email: **camutualrealty@aol.com**

15. Brokerage

Seller expressly acknowledges that it is represented by **Amber Hotel Company**. Buyer expressly acknowledges that it is represented by **California Mutual Realty**. Seller agrees to pay Amber Hotel Company Hotel Company ("Agent") commission upon Close of Escrow as per separate agreement between Seller and Agent. Buyer represents that they have not dealt with any other brokers in connection with the acquisition of this Property. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all claims, demands, loss or damage (including, but not limited to reasonable attorney fees, court costs and amounts paid in settlement of any claims) arising out of a claim or demand for any brokerage commission, fee or other compensation due or alleged to be due in connection with the transaction contemplated in this Agreement.

Seller   Buyer

Buyer and Seller agree that, in the event any broker other than Agent is involved in the disposition of the Property, Agent shall have no liability to Buyer or Seller for the acts or omissions of such other broker, who shall not be deemed to be subagent of Agent.

Buyer and Seller acknowledge that, except as otherwise expressly stated herein, Agent has not made any warranty or representation with respect to any of the following: (a) the legality of the present or any possible future use of the Property under any Federal, state or local law; (b) pending or possible future action by any governmental entity or agency which may affect the Property; (c) the physical condition of the Property, including but not limited to soil conditions, the structural integrity of the improvements, and the presence or absence of fungi or wood destroying organisms; (d) the accuracy or completeness of income and expense information and projections, of square footage figures, of the texts of leases, options, other agreements affecting the Property, and of any documents or information provided by Seller; (e) the possibility that leases, options or other documents exist which affect or encumber the Property and which have not been provided or disclosed by Seller; or (f) the presence or location of any lead-based paint or lead-based paint hazard, or hazardous materials as defined under either applicable federal or State law, underneath the surface of the Property, and/or on or about the Property, including, but not limited to, asbestos, PCBs, other toxic, hazardous or contaminated substances and underground storage tanks, lead-based paint or lead-based paint hazards. Regarding (f) above, Agent further recommends that Buyer seeks independent professional counsel to determine presence and/or location of hazardous materials. Buyer agrees that investigation and analysis of the foregoing matter is Buyer's sole responsibility and that Buyer shall not hold Agent responsible.

Except for Agent's gross negligence, actual fraud, or willful misconduct, Agent's liability for any breach of negligence in its performance of this Agreement, including claims for breach of fiduciary duty and construction fraud, shall be limited to $10,000.

Agent shall not be responsible for or liable for performing any due diligence or other investigation of the Property on behalf of either Buyer or Seller, or for correcting any inaccuracy or incompleteness in relation to provided information or documentation, or for professional advice with respect to any legal, tax, engineering, zoning or governmental land use, construction or hazardous materials issues.

If the Property is located outside California, Buyer and Seller are hereby advised that Agent is conducting business under a third-party licensing agreement with a duly licensed party as per a separate, written agreement.

16. REMEDIES

SELLER'S SOLE REMEDY IN THE EVENT THAT PRIOR TO CLOSE OF ESCROW BUYER BREACHES ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE FOR SELLER TO DECLARE THIS AGREEMENT TERMINATED BY WRITTEN NOTICE TO BUYER. BOTH PARTIES AGREE THAT IF SELLER SO TERMINATES THIS AGREEMENT, SELLER SHOULD BE ENTITLED TO COMPENSATION FOR THE DETRIMENT SUFFERED BY IT, BUT THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF SUCH DETRIMENT, AND THUS TO AVOID THESE PROBLEMS, THE PARTIES AGREE TO LIQUIDATED DAMAGES BY AGREEING THAT SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT(S) IN THE AMOUNT OF $300,000. BOTH PARTIES AGREE THAT THE SUM STATED AS LIQUIDATED DAMAGES IS A REASONABLE ESTIMATE OF THE AMOUNT OF DAMAGES WHICH MAY BE SUFFERED BY SELLER AND THAT IT SHALL BE IN LIEU OF ANY OTHER RELIEF TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED TO BY VIRTUE OF THIS AGREEMENT OR BY OPERATION OF LAW, AND SHALL BE ITS SOLE REMEDY FOR ANY DEFAULT BY BUYER PRIOR TO CLOSE OF ESCROW.

BUYER'S SOLE REMEDY IN THE EVENT THAT PRIOR TO CLOSE OF ESCROW SELLER MATERIALLY BREACHES ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE FOR BUYER 1) TO DECLARE THIS AGREEMENT TERMINATED BY WRITTEN NOTICE TO SELLER; AND 2) TO RECEIVE BUYER'S FULL DEPOSIT(S) IN THE AMOUNT OF $300,000 BACK FROM SELLER; AND 3) BRING AN ACTION FOR SPECIFIC PERFORMANCE AND DAMAGES AND ALL OTHER REMEDIES AVAILABLE UNDER LAW.

NOTHING IN THIS SECTION, HOWEVER, SHALL LIMIT SELLER'S RIGHTS UNDER SECTION 3 ABOVE. BUYER AND SELLER HAVE PLACED THEIR INITIALS HERE (BUYER ______, SELLER ______) TO SHOW THEIR AGREEMENT TO THE FOREGOING LIQUIDATED DAMAGES PROVISIONS.

17. Attorneys' Fees

If either party commences an action against the other to enforce any of the terms hereof or because of the breach by either party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs, and expenses incurred in connection with the prosecution or defense of such action.

18. Binding Effect

Each covenant and condition contained in this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement, and their respective heirs, personal representatives, permitted assigns and other successors in interest.

19. Survival

All warranties, covenants and other obligations contained in this Agreement shall survive the Close of Escrow.

20. Entire Agreement

Seller Buyer

This Agreement supersedes any prior agreement and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party or to any employee, officer or agent of any party that is not in writing and signed by all of the parties to this Agreement shall be binding.

21. Governing Law

This Agreement shall be governed by the laws of the State of California and any question arising hereunder shall be construed or determined according to such laws.

22. Captions

Captions at the beginning of each numbered section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

23. Time is of the Essence

Time is of the essence in this Agreement.

24. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Partial Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

26. Number and Gender

As used herein, the singular shall include the plural, and any obligations of any two (2) or more parties shall be joint and several; and as used herein, the masculine shall include the feminine and neuter genders.

27. Negotiated Transaction

This Agreement will be liberally construed to effectuate the intention of the parties with respect to the transaction described herein. In determining the meaning of or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, neither this Agreement nor any uncertainty or ambiguity herein will be construed or resolved against either party (including the party primarily responsible for drafting and preparation of this Agreement), under any rule of construction or otherwise, it being expressly understood that the provisions of this Agreement were negotiated by all of the parties hereto and the Agreement shall be deemed to have been drafted by all the parties thereto.

28. Effect of Waiver of Provision on Remedy

No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

29. Computation of Time

All periods of time referred to in this Agreement shall include all Saturdays, Sundays and State or National holidays unless the period of time is specified as business days, provided that if the date or last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, or State or National holiday.

30. Professional Consultation

Buyer and Seller acknowledge that they are advised to consult appropriate professionals concerning any and all existing or potential legal, tax, and environmental responsibilities, implications, and impacts to them resulting from this agreement. Agent has made no representations regarding the above matters.

31. Environmental Hazard Consultation

Buyer and Seller acknowledge: (1) Federal , state and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, for certain legislatively defined, environmentally hazardous substances; (2) Agent has made no representation concerning the applicability of any such law to this transaction or to Buyer or to Seller; (3) Agent has made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property, and; (4) buyer

Seller Buyer

and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potential affecting the Property.

32. Americans with Disabilities Act

On July 26, 1990 the Americans with Disabilities Act of 1990 (ADA) was signed into law. This federal civil rights legislation prohibits discrimination against individuals with disabilities. The ADA affects almost all commercial facilities and public accommodations. The ADA can require, among other things, buildings to be made readily accessible to the disabled. Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings. Compliance with the ADA may require significant costs. Monetary and injunctive remedies may be incurred if the Property is not in compliance.

Agent does not have the technical expertise to either determine whether a building is in compliance with ADA requirements or to advise Buyer or Seller on the requirements of the ADA. Buyer and Seller are advised to contact an attorney, contractor, architect, engineer or other qualified professional of its own choosing to determine to what degree, if at all, the ADA impacts upon this transaction.

33. 1031 Exchange

Buyer and Seller agree to cooperate with each other as part of a like-kind exchange under IRC Section 1031. Buyer's and Seller's contemplated exchange shall not impose upon each other any additional liability or financial obligation, and Buyer and Seller agree to hold each other harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Seller's ability to acquire a suitable exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer or Seller should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

34. Authority

Any person or persons signing this Agreement represents that such person has full power and authority to bind the Seller (or Buyer) and that the Seller (or Buyer) have the full authority to enter into and perform this Agreement. Entering into this Agreement and the completion of the obligations pursuant to this contract does not violate any Articles of Incorporation, Bylaws, Partnership Agreement, or other document governing the activity of Seller (or Buyer).

35. Effectiveness of Agreement

Submission of this Agreement for examination or signature by Buyer is not effective as an offer or agreement to sell the property, or otherwise, until execution by and delivery to both Buyer and Seller of the original of this Agreement.

36. Other Terms and Conditions

a. At the Seller's option, the Close of Escrow may be delayed to on or after February 1, 2016, but no later than February 2, 2016

b. Best Western probationary status for customer service shall be made complete no later than January 15, 2016 at responisbility of Seller. If not complete, Buyer may waive requirement or terminate with full refund of Deposit.

c. Buyer is advised that the sale is subject to the approval of the Seller's Investors and Board of Trustees

d. Seller shall complete most of bathroom renovations by Monday, November 16, 2015 and all by December 31, 2015.

e. Seller shall be held responsible for the furniture, carpet and drapes order, scheduled to arrive by Tuesday December 1, 2015 with effort to install by December 31, 2015. Exact details available upon Buyer's request

f. Principals of the Seller are Arizona Real Estate broker(s)

g. Seller shall allow Buyer to have physical check-up, under Seller's guideline, of day-to-day sales operation for 15 days from date of removing the Inspection Contingencies until the end of the financing contingency period.

h. Seller ~~and/or current Management Executives~~ of the subject property shall refrain from competition against Buyer within 5-mile radius from the subject property for 5 years from close of Escrow. GW

i. Seller shall provide basic information/documents required by Buyer's lender within 3 days from date of executing this Agreement. Otherwise, the 45-day Financing Contingency shall be counted from the date of receipt of the basic information/documents.

Seller   Buyer

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement/Joint Escrow Instructions as of the date last written on this page.

SELLER:

Ontario Hospitality Properties LLLP by RRFGP by InnSuites Hospitality Trust

By IHT GP

By: James Wirth, CEO Nov 9, 2015 Date

Name Printed: **James Wirth**

Title: **C.E.O.**

By: ______________________ Date

Name Printed: ______________________

Title: ______________________

BUYER:

Bong Choi and/or Assignee (LLC)

By: Bong Choi 11-3-2015 Date

Name Printed: **Bong Choi**

Title: C.E.O

By: ______________________ Date

Name Printed: ______________________

Title: ______________________

NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL OR TAX EFFECT OR VALIDITY OF ANY PROVISIONS OF THIS AGREEMENT. AGENT IS NOT QUALIFIED TO GIVE LEGAL OR TAX ADVICE. BUYER AND SELLER ARE STRONGLY ADVISED TO REVIEW AGREEMENT WITH A QUALIFIED REAL ESTATE ATTORNEY AND TAX ADVISOR.

JW Seller

Ch Buyer

EXHIBIT A

Legal Description

(To be attached by Title Company during escrow.)

Seller

Buyer